EXHIBIT 4.5

P&F INDUSTRIES, INC.

AMENDMENT NO. 3
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT, is entered into as of February 13, 2006 (the “Amendment”), by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”) and WILP HOLDINGS, INC., a Delaware corporation (“WILP”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark and Pacific, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders.

BACKGROUND

P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide and Woodmark (the “Original Co-Borrowers”), the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 30, 2004 (as same has been and may be further amended, restated, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders provide the Original Co-Borrowers with certain financial accommodations.

The Original Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to include Pacific and WILP as Co-Borrowers under the existing credit facility and to amend and waive certain provisions of the Credit Agreement and the other Loan Documents, as herein set forth. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE

Amendments to Credit Agreement.

Section   1.1. The first paragraph of the Credit Agreement is hereby amended in its entirety to provide as follows:

CREDIT AGREEMENT   dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation, (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”) and WILP HOLDINGS, INC., a Delaware corporation (“WILP”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide and Pacific, the “Co-Borrowers”), the LENDERS which from time to time are parties to this Agreement (individually a “Lender” and, collectively, the “Lenders”) and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

Section 1.2. Schedule I to the Credit Agreement is hereby amended in its entirety and replaced with Schedule I attached to this Amendment.

Section 1.3. Exhibits A, B and C to the Credit Agreement are hereby amended in their entirety and replaced with Exhibits A, B and C, respectively, attached to this Amendment.

ARTICLE II.

Waiver.

The Lenders hereby waive compliance by the Co-Borrowers with the Credit Agreement and the other Loan Documents, including, but not limited to, Section 3.01 of the Security Agreement, and hereby waive any Default or Event of Default that would arise under the Credit Agreement, including, but not limited to, the Event of Default that would arise under Section 8.01(b)(ii) of the Credit Agreement, each with respect to the establishment and use by the Co-Borrowers of additional locations for the location, use, storage and maintenance of the Co-Borrowers’ Collateral (as defined in the Security Agreement) in addition to those locations originally described in the Perfection Certificates attached to the Security Agreement (the “Original Collateral Locations”) and/or the relocation of Collateral from the Original Collateral Locations to those locations specified on Schedule A attached hereto.

ARTICLE III.

Conditions of Effectiveness; Further Conditions.

Section 3.1. This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of the following:

(a)    this Amendment, duly executed by each Co-Borrower;

(b)   an amended and restated Revolving Credit Note, substantially in the form of Exhibit A attached hereto, duly executed by each Co-Borrower in favor of each Lender;

(c)    an amended and restated Term Note, substantially in the form of Exhibit C attached hereto, duly executed by each Co-Borrower in favor of each Lender;

(d)   an Amendment to Pledge Agreement, substantially in the form of Exhibit 1 attached hereto, duly executed by Countrywide, accompanied by the original stock certificates for Pacific and WILP, along with duly executed stock powers;

(e)    a Joinder Agreement, substantially in the form of Exhibit 2 attached hereto, duly executed by Pacific and WILP and acknowledged by each other Co-Borrower;

(f)    a certificate of the Secretary or Assistant Secretary of each Co-Borrower, substantially in the form of Exhibit 3 attached hereto;

(g)    a Pledge Agreement, substantially in the form of Exhibit I to the Credit Agreement, duly executed by WILP and accompanied by the original partnership certificate of Woodmark, along with a duly executed equity power;

(h)   an opinion of counsel with respect to Pacific and WILP, in form and substance satisfactory to the Administrative Agent and its counsel;

(i)    a certificate of insurance indicating insurance coverage for Pacific and WILP, in form and substance satisfactory to the Administrative Agent; and

(j)     copies of all documents evidencing the transfer of partnership interest in Woodmark from P&F to WILP.

Section 3.2. The Co-Borrowers hereby covenant and agree to deliver to the Administrative Agent, within thirty (30) days from the date hereof, a landlord’s waiver, in form and substance satisfactory to the Administrative Agent, with respect to each of the following premises: (i) 2601 Technology Drive, Plano, TX 75074 (Woodmark International LP), (ii) 1335 Sycamore Avenue, Vista, CA 92081 (Countrywide Hardware, Inc.) and (iii) 8080 Troon Circle, Suite 180, Austell, GA 30168 (Woodmark International LP).

ARTICLE IV.

Representations and Warranties; Effect on Credit Agreement.

Section 4.1. Each Co-Borrower hereby represents and warrants as follows:

a.      This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.      Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c.      No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.      No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

Section 4.2. Effect on Credit Agreement and Loan Documents.

a.      Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.      Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.      Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.      The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

ARTICLE V.

Miscellaneous.

Section 5.1.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.2.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 5.3.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

ARTICLE V.

Joinder.

Each of Pacific and WILP hereby acknowledges and agrees that from and after the date hereof, (i) it shall be and become a Co-Borrower under, and in accordance with and subject to the Credit Agreement, (ii) it shall be bound by the terms of the Credit Agreement and each other Loan Agreement to which it is a party, (iii) it will perform in accordance with the terms of the Credit Agreement and the other Loan Documents to which it is a party, and (iv) it shall be jointly and severally liable with the other Co-Borrowers for all of the Obligations including without limitation those incurred prior to the date hereof.

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IN WITNESS WHEREOF,   the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General
Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
By:	/s/ JOSEPH A. MOLINO, JR.
Joseph A. Molino, Jr.,
the President of Green Manufacturing, Inc.
and the Vice President of each of the other corporations named above
CITIBANK, N.A., as a Lender and as
Administrative Agent
By: /s/ STEPHEN KELLY
Name: Stephen Kelly
Title: Vice President
HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender
By: /s/ RAYMOND FINCKEN
Name: Raymond Fincken
Title: Vice President